                                                                      EXHIBIT 8j

                                     FORM OF
                          CUSTODIAN SERVICES AGREEMENT
                                   SCHEDULE A


1.  Schwab California Tax Exempt Money Fund               November 6, 1990

2.  Schwab Money Market Fund                              April 8, 1991

3.  Schwab Government Money Fund                          April 8, 1991

4.  Schwab Tax Exempt Money Fund                          May 3, 1991

5.  Schwab US Treasury Money Fund                         November 5, 1991

6.  Schwab Value Advantage Money Fund                     February 7, 1992

7.  Schwab Institutional Advantage Money Fund             November 26, 1993

8.  Schwab Retirement Money Fund                          November 26, 1993

9.  Schwab New York Tax Exempt Money Fund                 November 8, 1994

10. Schwab Government Cash Reserves Fund                  October 20, 1997


                                         PFPC INC.

                                         By:      ______________________
                                                  Joseph T. Gramlich
                                         Title:   Senior Vice President


                                         SCHWAB CAPITAL TRUST

                                         By:      ______________________
                                                  William J. Klipp
                                         Title:   Executive Vice President and
                                                  Chief Operating Officer